UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 26, 2025

United Express, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227194	82-1965608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 W. Post Road, Las Vegas, Nevada 89118

(Address Of Principal Executive Offices) (Zip Code)

949-350-0123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

United Express, Inc. (the “Company”) announces that it has determined to utilize the name “OZ Vision” as its “doing business as” (DBA) name going forward. This decision reﬂects the Company’s evolving strategic direction and its future intentions regarding its underlying business operations. The adoption of this DBA is intended to better align the Company’s public-facing identity with its long-term corporate objectives and market positioning.

The Company further discloses that a formal corporate name change is currently pending before the Financial Industry Regulatory Authority (FINRA). The Company will provide additional updates as necessary upon the completion of the regulatory review process.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “ﬁled” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document ﬁled under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by speciﬁc reference in such a ﬁling.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated 25th February 2025 announcing the adoption of the DBA “OZ Vision” and pending corporate name change.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED EXPRESS INC.

By:	/s/ Andrei Stoukan
Name:	Andrei Stoukan
Title:	Director. CEO
Date:	26th February 2025